                                    EXHIBIT 6

                                LETTER OF CONSENT

TO:  Suncor Energy Inc.
     The Securities and Exchange Commission
     The Securities Regulatory Authorities of each Province of Canada


                             RE: SUNCOR ENERGY INC.

We refer to the following reports prepared by Gilbert Laustsen Jung Associates
Ltd.:

o the letter reports dated January 15, 2001, as to the synthetic crude oil reserves effective December 31, 2000 associated with the Suncor Energy Inc. oil sands operations located near Fort McMurray, Alberta;

o the Reserve Determination and Evaluation of the Canadian Oil and Gas Properties of Suncor Energy Inc. Natural Gas effective December 31, 2000, dated January 26, 2001;

o the Suncor Energy Inc. Natural Gas Constant Price Analysis effective December 31, 2000, dated January 24, 2001;

(collectively the "Reports")

We hereby consent to the use of our name, reference to and excerpts from the said reports by Suncor Energy Inc. in its Annual Information Form for the 2000 fiscal year (AIF), and to the incorporation by reference of the AIF in the annual report of Suncor Energy Inc. on Form 40-F.

We have read the AIF and have no reason to believe that there are any misrepresentations in the information contained in it that is derived from our Reports or that are within our knowledge as a result of the services which we performed in connection with the preparation of the Reports.


                                       Yours very truly,

                                       GILBERT LAUSTSEN JUNG
                                       ASSOCIATES LTD.

                                       "WAYNE CHOW"

                                       Wayne W. Chow, P. Eng.
                                       Vice-President

Calgary, Alberta
Date: February 28, 2001

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       SUNCOR ENERGY INC.

Date:  March 23, 2001                  BY: "MICHAEL W. O'BRIEN"
                                           -----------------------------------
                                           MICHAEL W. O'BRIEN
                                           Executive Vice President,
                                           Corporate Development and Chief
                                           Financial Officer